Parkway Reports Fourth Quarter 2012 Results

ORLANDO, Fla., Feb. 11, 2013 /PRNewswire/ -- Parkway Properties, Inc. (NYSE: PKY) today announced results for its fourth quarter ended December 31, 2012.

(Logo: http://photos.prnewswire.com/prnh/20030513/PARKLOGO )

Highlights for Fourth Quarter 2012 and Recent Events

  Recurring FFO of $0.27 per share
  Including non-cash impairment loss of $0.94 per share and other non-recurring items, FFO of ($0.70) per share
  FAD of $0.20 per share
  Occupancy of 88.0%, with portfolio 89.3% leased
  Completed $416 million in new investments
  Agreed to purchase 1.0 million square foot, eight-building portfolio in the Deerwood submarket of Jacksonville, Florida for $130 million

James R. Heistand, President and Chief Executive Officer of Parkway, commented, "The fourth quarter was a continuation of the momentum Parkway has achieved over the past year as we enhance our portfolio and unlock its embeded value. We completed another strong leasing quarter and continue to implement operating efficiencies, resulting in a 230 basis point increase in our NOI margin compared to last year. We continue to execute on our balanced investment strategy. Since the beginning of the fourth quarter, we have announced or completed $546 million of core, core-plus and value-add acquisitions in targeted, high-growth submarkets. With a more concentrated geographic footprint, a higher-quality portfolio, limited near-term rollover exposure, and demonstrated access to capital, we believe that Parkway is well-positioned to be the leading owner of quality office assets in our key submarkets."

During the fourth quarter 2012, funds from operations ("FFO") available to common shareholders was ($31.3) million, or ($0.70) per diluted share. Included in FFO is a non-cash impairment loss on non-depreciable assets of $42.0 million, or $0.94 per share, associated with the Company's investment in its third-party management contracts and goodwill, net of deferred tax liability. Excluding this impairment and other non-recurring items, recurring FFO was $12.3 million, or $0.27 per diluted share. Funds available for distribution ("FAD") during the fourth quarter 2012 was $8.7 million, or $0.20 per diluted share. A reconciliation of FFO, recurring FFO and FAD to net income is included on page ten. Net income, FFO, recurring FFO, and FAD for the fourth quarter 2012 and year-to-date, as well as a comparison to the prior year periods, are as follows:

(Amounts in thousands, except per share)
	Three Months Ended December 31				Year Ended December 31
	2012		2011		2012		2011
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net Loss	$(49,002)	$(1.10)	$(57,052)	$(2.60)	$(39,355)	$(1.22)	$(126,903)	$(5.86)
Funds From Operations	$(31,328)	$(0.70)	$15,849	$0.72	$(45)	$(0.00)	$46,967	$2.17
Recurring Funds From Operations	$12,297	$0.27	$13,273	$0.60	$45,106	$1.39	$50,949	$2.35
Funds Available for Distribution	$8,740	$0.20	$(828)	$(0.04)	$24,909	$0.77	$14,298	$0.66
Wtd. Avg. Diluted Shares/Units	44,730		21,968		32,435		21,669

Operational Results

Occupancy at the end of the fourth quarter 2012 was 88.0%, compared to 89.6% at the end of the prior quarter. Including leases that have been signed but have yet to commence, the Company's leased percentage at the end of the fourth quarter 2012 was 89.3%.

Parkway's share of recurring same-store net operating income ("NOI") was $16.2 million on a GAAP basis during the fourth quarter 2012, which was an increase of $489,000, or 3.1%, as compared to the same period of the prior year. On a cash basis, the Company's share of recurring same-store NOI was $15.8 million during the fourth quarter 2012, which was an increase of $213,000, or 1.4%, as compared to the same period of the prior year.

The Company's portfolio GAAP NOI margin was 61.3% during the fourth quarter 2012, as compared to 59.0% during the same period of the prior year.

Leasing Activity

During the fourth quarter 2012, Parkway signed a total of 413,000 square feet of leases at an average rent per square foot of $25.35 and at an average cost of $4.74 per square foot per year.

New & Expansion Leasing – During the fourth quarter 2012, the Company signed 110,000 square feet of new leases at an average rent per square foot of $21.70 and at an average cost of $4.73 per square foot per year. Expansion leases during the quarter totaled 45,000 square feet at an average rent per square foot of $22.38 and at an average cost of $7.14 per square foot per year.

Renewal Leasing – Customer retention during the fourth quarter 2012 was 68.9%. The Company signed 258,000 square feet of renewal leases at an average rent per square foot of $27.43, representing a 0.2% rate decrease from the expiring rate. The average cost of renewal leases was $4.41 per square foot per year.

Significant operational and leasing statistics for the quarter as compared to prior quarters is as follows:

	For the Three Months Ended
	12/31/12	09/30/12	06/30/12	03/31/12	12/31/11
Ending Occupancy	88.0%	89.6%	87.4%	85.9%	83.9%
Customer Retention	68.9%	76.0%	63.2%	46.8%	47.1%
Square Footage of Total Leases Signed (in thousands)	413	439	394	368	526
Average Revenue Per Square Foot of Total Leases Signed	$25.35	$21.78	$19.60	$22.55	$23.04
Average Cost Per Square Foot Per Year of Total Leases Signed	$4.74	$3.68	$2.93	$4.72	$4.37

Investment Activity

On October 23, 2012, Parkway completed the sale of Sugar Grove, a 124,000 square foot office property located in Houston, Texas, for a gross sale price of $11.4 million. Parkway received approximately $10.0 million in net proceeds, which were used to fund subsequent acquisitions. During the fourth quarter 2012, Parkway recognized a gain on the sale of Sugar Grove of $3.2 million.

On November 15, 2012, Parkway completed the purchase of Westshore Corporate Center, a 170,000 square foot office tower located in the Westshore submarket of Tampa, Florida, for a net purchase price of $22.7 million. Westshore Corporate Center was built in 1989 and is a 12-story Class A building that was 77.7% occupied as of January 1, 2013. Simultaneous with closing, the Company assumed the $14.5 million existing non-recourse first mortgage, with a fixed interest rate of 5.8% and maturity date of May 1, 2015. In accordance with GAAP, the mortgage was recorded at $15.6 million to reflect the value of the instrument based on a market interest rate of 2.5% on the date of purchase.

On December 6, 2012, Parkway completed the purchase of 525 North Tryon, a 402,000 square foot office property located in the central business district of Charlotte, North Carolina, for a gross purchase price of $47.4 million. 525 North Tryon was built in 1998 and is a 19-story, Class A office tower with an attached parking garage. The building was 72.8% occupied as of January 1, 2013 and is unencumbered by debt.

On December 20, 2012, Parkway completed the purchase of Phoenix Tower, a 626,000 square foot office tower located in the Greenway Plaza submarket of Houston, Texas, for a gross purchase price of $123.8 million. Phoenix Tower was built in 1984 and fully renovated in 2011. It is a LEED® Gold Certified, 26-story, Class A office tower that sits atop an eight-story parking garage. The building was 83.6% occupied as of January 1, 2013. Parkway intends to place a secured first mortgage on the property totaling approximately 65% of the gross purchase price during the first quarter of 2013.

On December 21, 2012, Parkway completed the purchase of Tempe Gateway, a 251,000 square foot office tower located in the Tempe submarket of Phoenix, Arizona, for a gross purchase price of $66.1 million. Tempe Gateway was built in 2009, was 77.0% occupied as of January 1, 2013 and is unencumbered by debt.

On December 31, 2012, Parkway completed the purchase of NASCAR Plaza, a 390,000 square foot property located in the central business district of Charlotte, North Carolina for a gross purchase price of $99.9 million. NASCAR Plaza was built in 2009 and is a 20-story, LEED® Silver Certified office tower. The building was 87.5% occupied as of January 1, 2013. Parkway assumed the first mortgage secured by the property, which has a current outstanding balance of approximately $42.6 million with a current interest rate of 4.7% and a maturity date of March 30, 2016. In accordance with GAAP, the mortgage was recorded at $43.0 million to reflect the value of the instrument based on a market interest rate of 3.4% on the date of purchase.

During the fourth quarter 2012, the Company recognized a $9.2 million non-cash impairment loss related to two, non-strategic assets targeted for sale in Jackson, Mississippi and Columbia, South Carolina.

On January 17, 2013, Parkway completed the purchase of Tower Place 200, a 258,000 square foot office tower located in the Buckhead submarket of Atlanta, Georgia, for a gross purchase price of $56.0 million. Tower Place 200 was built in 1998 and is a 13-story, Class A office tower that shares a parking garage with Parkway's neighboring 3344 Peachtree asset. The building is currently 82.8% occupied and is unencumbered by debt.

On January 21, 2013, the Company entered into a purchase and sale agreement to acquire a portfolio of eight office properties totaling 1.0 million square feet located in the Deerwood submarket of Jacksonville, Florida for a gross purchase price of $130.0 million. The properties were developed in phases from 1996 through 2005 and are currently a combined 93.7% occupied. Parkway will own 100% of the portfolio and plans to place secured financing on the properties simultaneous with closing totaling up to 65% of the gross purchase price. Closing is expected to occur by the end of the first quarter 2013 and is subject to customary closing conditions, including completion of satisfactory due diligence. Parkway intends to fund its share of equity using borrowings from its revolving credit facility.

Capital Structure

At December 31, 2012, the Company had $137.0 million outstanding under its revolving credit facility, $125.0 million outstanding under its unsecured term loan and held $81.9 million in cash and cash equivalents, of which $56.0 million of cash and cash equivalents was Parkway's share. Parkway's share of secured debt totaled $333.7 million at December 31, 2012.

At December 31, 2012, the Company's net debt to EBITDA multiple was 5.3x, using the quarter's annualized EBITDA after adjusting for the impact of acquisitions and dispositions completed during the period, as compared to 4.5x at September 30, 2012, and 6.2x at December 31, 2011. At December 31, 2012, the Company's net debt plus preferred to EBITDA multiple was 6.7x, as compared to 6.1x at September 30, 2012, and 7.6x at December 31, 2011.

On December 10, 2012, the Company completed the previously announced public offering of 13,500,000 shares of its common stock, plus an additional 1,151,700 shares of its common stock issued and sold pursuant to the exercise of the underwriters' option to purchase additional shares in full, at the public offering price of $13.00 per share. The net proceeds from the offering, after deducting the underwriting discount and offering expenses, were approximately $184.8 million. The Company used a significant portion of the proceeds of the offering to finance its recent acquisitions.

Common Dividend

The Company's previously announced fourth quarter cash dividend of $0.1125 per share, which represents an annualized dividend of $0.45 per share, was paid on December 26, 2012 to shareholders of record as of December 12, 2012.

2013 Outlook

The Company is reiterating its previously disclosed 2013 FFO outlook range of $1.17 to $1.27 per share and loss per diluted share ("EPS") of ($0.33) to ($0.23). The reconciliation of projected EPS to projected FFO per diluted share is as follows:

Outlook for 2013	Range
Fully diluted EPS	($0.33-$0.23)
Parkway's share of depreciation and amortization	$1.50-$1.50
Reported FFO per diluted share	$1.17-$1.27

The 2013 earnings outlook was based on an original earnings outlook issued on January 22, 2013. The major assumptions to the Company's 2013 earnings outlook are listed below:

2013 Core Operating Assumptions

  Recurring cash NOI of $115.5 million to $117.5 million,
  Straight-line rent and amortization of above market rent of $7.5 million to $8.5 million,
  Lease termination fee income of $300,000,
  Management fee after-tax income of $7.0 million to $8.0 million,
  Total G&A of $18.5 million to $20.0 million, inclusive of those amounts related to the Company's expected equity compensation plan and  transition or severance costs,
  Weighted average annual diluted common shares and units of 56.0 million, and
  Ending occupancy between 87.5% and 88.5%.

2013 Financial and Capital Assumptions

  Capital expenditures for building improvements, tenant improvements and leasing commissions of $17.0 million to $18.0 million,
  Mortgage and credit facility interest expense and loan cost amortization of $32.0 million to $32.5 million, which includes loan cost amortization of approximately $2.0 million to $2.2 million, and
  The inclusion of all previously announced pending acquisitions.  In connection with the investments expected to close during 2013, the Company estimates that it will incur approximately $1.6 million in acquisitions expenses.

Variance within the outlook and assumption ranges may occur due to variations in the recurring revenue and expenses of the Company, as well as certain non-recurring items. The earnings outlook does not include the impact of possible future gains or losses on early extinguishment of debt, possible future acquisitions or dispositions and related costs, possible future impairment charges or other unusual charges that may occur during the year, except as noted. It has been and will continue to be the Company's policy to not issue quarterly earnings guidance or revise the annual earnings outlook unless a material event occurs that impacts our original reported FFO outlook range. This policy is intended to lessen the emphasis on short-term movements that do not have a material impact on earnings or long-term value of the Company.

Webcast and Conference Call

The Company will conduct its fourth quarter earnings conference call on Tuesday, February 12, 2013 at 11:00 a.m. Eastern Time. To participate in the conference call, please dial 877-941-1427, or 1-480-629-9664 for international participants, at least five minutes prior to the scheduled start time. A live audio webcast will also be available on the Company's website (www.pky.com). A taped replay of the call can be accessed 24 hours a day through February 19, 2013, by dialing 877-870-5176, or 1-858-384-5517 for international callers, and using the passcode 4587067. An audio replay will also be archived and indexed on the Company's website.

About Parkway Properties

Parkway Properties, Inc., a member of the S&P Small Cap 600 Index, is a self-administered real estate investment trust specializing in the ownership of quality office properties in higher growth submarkets in the Sunbelt region of the United States. Parkway owns or has an interest in 43 office properties located in nine states with an aggregate of approximately 11.9 million square feet of leasable space at January 1, 2013. Fee-based real estate services are offered through wholly-owned subsidiaries of the Company, which in total manage and/or lease approximately 10.8 million square feet for third-party owners at January 1, 2013.

Forward Looking Statement

Certain statements in this press release that are not in the present or past tense or that discuss the Company's expectations (including any use of the words "anticipate," "assume," "believe," "estimate," "expect," "forecast," "guidance," "intend," "may," "might," "project", "should" or similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current beliefs as to the outcome and timing of future events. There can be no assurance that actual future developments affecting the Company will be those anticipated by the Company. Examples of forward-looking statements include projected net operating income, cap rates, internal rates of return, future dividend payment rates, forecasts of FFO accretion, projected capital improvements, expected sources of financing, expectations as to the timing of closing of acquisitions, dispositions and other potential transactions and descriptions relating to these expectations. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company's properties for rental purposes; the ability of the Company to enter into new leases or renew leases on favorable terms; the amount and growth of the Company's expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; risks associated with joint venture partners; risks associated with the ownership and development of real property; termination of property management contracts; the bankruptcy or insolvency of companies for which Parkway provides property management services or the sale of these properties; the outcome of claims and litigation involving or affecting the Company; the ability to satisfy conditions necessary to close pending transactions and the ability to successfully integrate pending transactions; applicable regulatory changes; and other risks and uncertainties detailed from time to time in the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's business, financial condition, liquidity, cash flows and financial results could differ materially from those expressed in the Company's forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. The Company does not undertake to update forward-looking statements except as may be required by law.

Company's Use of Non-GAAP Financial Measures

FFO, FAD, NOI and EBITDA, including related per share amounts, are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs and should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of the Company. Management believes that FFO, FAD, NOI and EBITDA are helpful to investors as supplemental performance measures because these measures exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP. FFO, FAD, NOI and EBITDA do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs as disclosed in the Company's Consolidated Statements of Cash Flows. FFO, FAD, NOI and EBITDA should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a measure of liquidity. The Company's calculation of these non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

FFO – Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined as net income, computed in accordance with GAAP, reduced by preferred dividends, excluding gains or losses on depreciable real estate, plus real estate related depreciation and amortization. Adjustments for Parkway's share of partnerships and joint ventures are included in the computation of FFO on the same basis. On October 31, 2011, NAREIT issued updated guidance on reporting FFO such that impairment losses on depreciable real estate should be excluded from the computation of FFO for current and prior periods presented.

Recurring FFO – In addition to FFO, Parkway also discloses recurring FFO, which considers Parkway's share of adjustments for non-recurring lease termination fees, gains and losses on extinguishment of debt, gains and losses, acquisition costs, fair value adjustments or other unusual items. Although this is a non-GAAP measure that differs from NAREIT's definition of FFO, the Company believes it provides a meaningful presentation of operating performance.

FAD – There is not a generally accepted definition established for FAD. Therefore, the Company's measure of FAD may not be comparable to FAD reported by other REITs. Parkway defines FAD as FFO, excluding the amortization of share-based compensation, amortization of above and below market leases, straight line rent adjustments, gains and losses, acquisition costs, fair value adjustments, gain or loss on extinguishment of debt, amortization of loan costs, non-cash charges and reduced by recurring non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs. Adjustments for Parkway's share of partnerships and joint ventures are included in the computation of FAD on the same basis.

EBITDA – Parkway defines EBITDA, a non-GAAP financial measure, as net income before interest expense, amortization of financing costs, amortization of share-based compensation, income taxes, depreciation, amortization, acquisition costs, gains and losses on early extinguishment of debt, other gains and losses and fair value adjustments. Adjustments for Parkway's share of partnerships and joint ventures are included in the computation of EBITDA on the same basis. EBITDA, as calculated by us, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as we do. EBITDA does not represent cash generated from operating activities in accordance with GAAP, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

NOI, Recurring NOI, Same-Store NOI and Recurring Same-Store NOI – NOI includes income from real estate operations less property operating expenses (before interest expense and depreciation and amortization). In addition to NOI, Parkway discloses recurring NOI, which considers adjustments for non-recurring lease termination fees or other unusual items. The Company's disclosure of same-store NOI and recurring same-store NOI includes those properties that were owned during the entire current and prior year reporting periods and excludes properties classified as discontinued operations.

Contact:
Parkway Properties, Inc.
Thomas E. Blalock
Vice President of Investor Relations
Bank of America Center
390 N. Orange Ave., Suite 2400
Orlando, FL 32801
(407) 650-0593
www.pky.com

PARKWAY PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	December 31	December 31
	2012	2011
	(Unaudited)
Assets
Real estate related investments:
Office and parking properties	$ 1,762,222	$ 1,084,060
Accumulated depreciation	(199,505)	(162,123)
	1,562,717	921,937

Land available for sale	250	250
Mortgage loans	-	1,500
	1,562,967	923,687

Receivables and other assets:
Rents and fees receivable, net	2,309	3,189
Straight line rents receivable	34,205	19,183
Other receivables	2,755	14,905
Unamortized lease costs	62,978	41,518
Unamortized loan costs	7,183	5,160
Escrows and other deposits	7,606	16,975
Prepaid assets	3,612	4,581
Investment in preferred interest	3,500	3,500
Other assets	543	416
Intangible assets, net	118,097	95,628
Assets held for sale	-	382,789
Management contracts, net	19,000	49,597
Cash and cash equivalents	81,856	75,183
Total assets	$ 1,906,611	$ 1,636,311

Liabilities
Notes payable to banks	$ 262,000	$ 132,322
Mortgage notes payable	605,889	498,012
Accounts payable and other liabilities:
Corporate payables	1,930	1,136
Contingent consideration	-	18,000
Deferred tax liability - non-current	1,959	14,344
Dividends payable	-	2,711
Accrued payroll	2,980	1,985
Fair value of interest rate swaps	16,285	11,134
Interest payable	2,653	2,593
Property payables:
Accrued expenses and accounts payable	13,111	14,241
Accrued property taxes	6,868	6,465
Prepaid rents	9,488	8,393
Deferred revenue	315	447
Security deposits	4,680	3,515
Unamortized below market leases	22,390	5,043
Other liabilities	57	334
Mortgage and other liabilities related to assets held for sale	-	285,599
Total liabilities	950,605	1,006,274

Equity
Parkway Properties, Inc. stockholders' equity:
8.00% Series D preferred stock, $.001 par value, 5,421,296
shares authorized, issued and outstanding in 2012 and 2011	128,942	128,942
Common stock, $.001 par value, 114,578,704 and 64,578,704 shares authorized in 2012 and 2011, respectively, and 56,138,209
and 21,995,536 shares issued and outstanding in 2012 and
2011, respectively	56	22
Common stock held in trust, at cost, 8,368 shares in 2011	-	(220)
Additional paid-in capital	907,254	517,309
Accumulated other comprehensive loss	(4,425)	(3,340)
Accumulated deficit	(337,813)	(271,104)
Total Parkway Properties, Inc. stockholders' equity	694,014	371,609
Noncontrolling interests	261,992	258,428
Total equity	956,006	630,037
Total liabilities and equity	$ 1,906,611	$ 1,636,311

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31		December 31
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)

Revenues
Income from office and parking properties	$ 56,744	$ 42,551	$ 206,739	$ 147,290
Management company income	4,782	6,906	19,778	16,896
Total revenues	61,526	49,457	226,517	164,186

Expenses and other
Property operating expense	21,945	17,449	80,748	60,733
Depreciation and amortization	22,489	18,180	81,537	56,522
Impairment loss on real estate	9,200	6,420	9,200	6,420
Impairment loss on mortgage loan receivable	-	-	-	9,235
Impairment loss on management contracts and goodwill	41,967	-	41,967	-
Change in fair value of contingent consideration	-	(1,000)	216	(13,000)
Management company expenses	4,272	5,152	17,237	13,337
General and administrative	5,154	7,588	16,420	18,805
Acquisition costs	1,300	101	2,791	17,219
Total expenses and other	106,327	53,890	250,116	169,271

Operating loss	(44,801)	(4,433)	(23,599)	(5,085)

Other income and expenses
Interest and other income	67	90	272	938
Equity in earnings (loss) of unconsolidated joint ventures	-	(8)	-	57
Gain on sale of real estate	-	-	48	743
Recovery of loss on mortgage loan receivable	-	-	500	-
Interest expense	(9,033)	(8,660)	(35,334)	(31,612)

Loss before income taxes	(53,767)	(13,011)	(58,113)	(34,959)

Income tax expense	(118)	(6)	(261)	(56)

Loss from continuing operations	(53,885)	(13,017)	(58,374)	(35,015)
Discontinued operations:
Income (loss) from discontinued operations	(85)	(56,279)	2,454	(194,813)
Gain on sale of real estate from discontinued operations	3,172	11,258	12,939	17,825
Total discontinued operations	3,087	(45,021)	15,393	(176,988)

Net loss	(50,798)	(58,038)	(42,981)	(212,003)
Net loss attributable to noncontrolling interests - real estate partnerships	1,528	991	3,317	85,105
Net (income) loss attributable to noncontrolling interests - unit holders	268	(5)	269	(5)

Net loss for Parkway Properties, Inc.	(49,002)	(57,052)	(39,395)	(126,903)
Dividends on preferred stock	(2,711)	(2,711)	(10,843)	(10,052)
Dividends on convertible preferred stock	-	-	(1,011)	-
Net loss attributable to common stockholders	$ (51,713)	$ (59,763)	$ (51,249)	$ (136,955)

Net loss per common share attributable to Parkway Properties, Inc.:
Basic:
Loss from continuing operations attributable to Parkway Properties, Inc.	$ (1.23)	$ (0.60)	$ (1.98)	$ (1.66)
Discontinued operations	0.07	(2.18)	0.36	(4.71)
Basic net loss attributable to Parkway Properties, Inc.	$ (1.16)	$ (2.78)	$ (1.62)	$ (6.37)
Diluted:
Loss from continuing operations attributable to Parkway Properties, Inc.	$ (1.23)	$ (0.60)	$ (1.98)	$ (1.66)
Discontinued operations	0.07	(2.18)	0.36	(4.71)
Diluted net loss attributable to Parkway Properties, Inc.	$ (1.16)	$ (2.78)	$ (1.62)	$ (6.37)

Weighted average shares outstanding:
Basic	44,476	21,521	31,542	21,497
Diluted	44,476	21,521	31,542	21,497

Amounts attributable to Parkway Properties, Inc. common stockholders:
Loss from continuing operations attributable to Parkway Properties, Inc.	$ (54,836)	$ (12,758)	$ (62,458)	$ (35,803)
Discontinued operations	3,123	(47,005)	11,209	(101,152)
Net loss attributable to common stockholders	$ (51,713)	$ (59,763)	$ (51,249)	$ (136,955)

PARKWAY PROPERTIES, INC.
RECONCILIATION OF FUNDS FROM OPERATIONS AND FUNDS AVAILABLE
FOR DISTRIBUTION TO NET INCOME AT PARKWAY'S SHARE
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2012
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31		December 31
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)

Net loss for Parkway Properties, Inc.	$ (49,002)	$ (57,052)	$ (39,395)	$ (126,903)

Adjustments to net loss for Parkway Properties, Inc.:
Preferred dividends	(2,711)	(2,711)	(10,843)	(10,052)
Convertible preferred dividends	-	-	(1,011)	-
Depreciation and amortization	14,625	16,137	50,359	75,290
Noncontrolling interest - unit holders	(268)	5	(269)	5
Impairment loss on depreciable real estate	9,200	62,670	9,200	119,137
Gain on sale of real estate	(3,172)	(3,200)	(8,086)	(10,510)
FFO available to common stockholders	$ (31,328)	$ 15,849	$ (45)	$ 46,967

Adjustments to derive recurring FFO:
Loss on non-depreciable assets	41,967	1,109	41,419	10,344
Change in fair value of contingent consideration	-	(1,000)	216	(13,000)
Non-recurring lease termination fee income	(547)	(1,355)	(2,494)	(6,909)
(Gain) loss on early extinguishment of debt	-	(8,325)	896	(8,627)
Non-cash adjustment for interest rate swap	-	2,338	(215)	2,338
Acquisition costs	1,281	387	2,127	15,447
Expenses related to litigation	-	488	-	607
Realignment expenses	924	3,782	3,202	3,782
Recurring FFO	$ 12,297	$ 13,273	$ 45,106	$ 50,949

Funds available for distribution
FFO available to common stockholders	$ (31,328)	$ 15,849	$ (45)	$ 46,967
Add (Deduct) :
Straight-line rents	(1,375)	(811)	(8,543)	(5,023)
Amortization of above (below) market leases	406	(193)	1,542	(867)
Amortization of share-based compensation	61	(48)	432	1,341
Acquisition costs	1,281	387	2,127	15,447
Amortization of loan costs	523	444	1,714	1,711
Non-cash adjustment for interest rate swap	-	2,338	(215)	2,338
(Gain) loss on early extinguishment of debt	-	(8,325)	896	(8,627)
Loss on non-depreciable assets	41,967	1,109	41,419	10,344
Change in fair value of contingent consideration	-	(1,000)	216	(13,000)
Recurring capital expenditures:
Building improvements	(481)	(1,544)	(2,159)	(7,609)
Tenant improvements -new leases	(494)	(4,293)	(5,488)	(12,535)
Tenant improvements - renewal leases	(1,244)	(1,360)	(3,195)	(5,512)
Leasing costs - new leases	(129)	(2,779)	(1,573)	(6,933)
Leasing costs - renewal leases	(447)	(602)	(2,219)	(3,744)
Total recurring capital expenditures	(2,795)	(10,578)	(14,634)	(36,333)
Funds available for distribution	$ 8,740	$ (828)	$ 24,909	$ 14,298

Diluted per common share/unit information (**)
FFO per share	$ (0.70)	$ 0.72	$ (0.00)	$ 2.17
Recurring FFO per share	$ 0.27	$ 0.60	$ 1.39	$ 2.35
FAD per share	$ 0.20	$ (0.04)	$ 0.77	$ 0.66
Dividends paid	$ 0.1125	$ 0.075	$ 0.375	$ 0.30
Dividend payout ratio for FFO	N/M	10.4%	N/M	13.8%
Dividend payout ratio for recurring FFO	40.9%	12.4%	27.0%	12.8%
Dividend payout ratio for FAD	57.6%	N/M	48.8%	45.5%

Other supplemental information

Recurring capital expenditures	$ 2,795	$ 10,578	$ 14,634	$ 36,333
Upgrades on acquisitions	5,347	1,243	10,162	3,841
Major renovations	-	633	-	1,094
Total real estate improvements and leasing costs	$ 8,142	$ 12,454	$ 24,796	$ 41,268

Gain (loss) on non-depreciable assets - mortgage loan	$ -	$ -	$ 500	$ (9,235)
Gain (loss) on non-depreciable assets - land	-	(1,109)	48	(1,109)
Impairment loss on non-depreciable assets - management contracts and goodwill	(41,967)	-	(41,967)	-
Loss on non-depreciable assets included in FFO	$ (41,967)	$ (1,109)	$ (41,419)	$ (10,344)

**Information for diluted computations:
Basic common shares/units outstanding	44,705	21,542	32,131	21,503
Dilutive effect of other share equivalents	25	426	304	166
Diluted weighted average shares/units outstanding	44,730	21,968	32,435	21,669

PARKWAY PROPERTIES, INC.
EBITDA, COVERAGE RATIOS AND CAPITALIZATION INFORMATION
(In thousands, except per share, percentage and multiple data)

	12/31/12	09/30/12	06/30/12	03/31/12	12/31/11

Net income (loss) for Parkway Properties, Inc.	$ (49,002)	$ 2,129	$ 2,773	$ 4,705	$ (57,052)

Adjustments at Parkway's share to net income (loss) for Parkway Properties, Inc.:
Interest expense	4,830	4,661	5,035	6,206	9,396
Amortization of financing costs	523	347	402	442	444
Non-cash adjustment for interest rate swap	-	-	(77)	(138)	2,338
(Gain) loss on early extinguishment of debt	-	117	491	288	(8,325)
Acquisition costs	1,281	88	510	248	387
Depreciation and amortization	14,625	13,783	11,566	10,385	16,137
Amortization of share-based compensation	61	167	47	157	(48)
Gain on sale of real estate and other assets	(3,172)	(528)	(2,601)	(2,333)	(3,200)
Non-cash losses	51,167	-	-	-	63,779
Change in fair value of contingent consideration	-	-	-	216	(1,000)
Tax expense (benefit)	118	(7)	(11)	161	6
EBITDA	$ 20,431	$ 20,757	$ 18,135	$ 20,337	$ 22,862

Interest coverage ratio	4.2	4.5	3.6	3.3	2.4

Fixed charge coverage ratio (1)	2.2	2.3	2.0	2.0	1.6

Modified fixed charge coverage ratio (1)	2.7	2.8	2.3	2.3	1.9

Capitalization information
Mortgage notes payable	$ 605,889	$ 549,429	$ 551,564	$ 553,674	$ 498,012
Mortgage notes payable-held for sale	-	-	29,597	90,710	254,401
Notes payable to banks	262,000	125,000	111,267	48,000	132,322
Adjustments for unconsolidated joint ventures:
Mortgage notes payable	-	-	-	-	2,440
Adjustments for noncontrolling interest in real estate partnerships:
Mortgage notes payable	(272,215)	(272,880)	(295,740)	(320,107)	(280,739)
Parkway's share of total debt	595,674	401,549	396,688	372,277	606,436
Less: Parkway's share of cash	(55,968)	(30,096)	(12,669)	(12,522)	(25,848)
Parkway's share of net debt	539,706	371,453	384,019	359,755	580,588
Series D Preferred stock (liquidation value)	135,532	135,532	135,532	135,532	135,532
Parkway's share of net debt plus preferred stock (1)	$ 675,238	$ 506,985	$ 519,551	$ 495,287	$ 716,120

Shares of common stock and operating units outstanding	56,140	41,499	28,037	23,758	21,997
Stock price per share at period end	$ 13.99	$ 13.37	$ 11.44	$ 10.48	$ 9.86
Market value of common equity	$ 785,399	$ 554,842	$ 320,743	$ 248,984	$ 216,890
Series D preferred stock (liquidation value)	135,532	135,532	135,532	135,532	135,532
Series E convertible preferred stock (liquidation value)	-	-	151,700	-	-
Total market capitalization (including net debt)	$ 1,460,637	$ 1,061,827	$ 991,994	$ 744,271	$ 933,010
Net debt as a % of market capitalization	37.0%	35.0%	38.7%	48.3%	62.2%

EBITDA - annualized	$ 81,724	$ 83,028	$ 72,540	$ 81,348	$ 91,448
Adjustment to annualize investment activities (2)	19,368	(141)	11,824	(5,132)	2,592
EBITDA - adjusted annualized	$ 101,092	$ 82,887	$ 84,364	$ 76,216	$ 94,040
Net debt to EBITDA multiple	5.3	4.5	4.6	4.7	6.2
Net debt plus preferred to EBITDA multiple (1)	6.7	6.1	6.2	6.5	7.6

(1)  Impact of Series E Cumulative Convertible Preferred Stock is not included in the fixed charge coverage ratio, modified fixed charge coverage ratio or Parkway's share of net debt plus preferred at June 30, 2012, as the shares were converted to common stock on July 31, 2012.   Had the Series E Cumulative Convertible Preferred Stock been included in these ratios then the fixed charge coverage ratio, modified fixed charge coverage ratio and Parkway's share of net debt plus preferred for the second quarter of 2012 would have been 1.8, 2.1 and 8.3 times, respectively.

(2) Adjustment to annualized EBITDA represents the implied annualized impact of any acquisition or disposition activity for the period.

PARKWAY PROPERTIES, INC
SAME-STORE NET OPERATING INCOME
THREE MONTHS ENDED DECEMBER 31, 2012
(In thousands, except number of properties)

						Average
				Net Operating Income		Occupancy
		Number of	Percentage
	Square Feet	Properties	of Portfolio (1)	2012	2011	2012	2011

Same-store properties:
Wholly-owned	4,852	24	37.69%	$ 13,116	$ 12,514	88.2%	87.1%
Fund II	3,610	10	37.39%	13,012	12,588	89.5%	85.4%
Total same-store properties	8,462	34	75.08%	$ 26,128	$ 25,102	88.7%	86.8%
Net operating income from all
office and parking properties	11,851	43	100.00%	$ 34,799	$ 25,102

(1) Percentage of portfolio based on 2012 net operating income

The following table is a reconciliation of net loss to SSNOI and Recurring SSNOI:

				Three Months Ended		Year Ended
				December 31		December 31
				2012	2011	2012	2011

Net loss for Parkway Properties, Inc				$ (49,002)	$ (57,052)	$ (39,395)	$ (126,903)
Add (deduct):
Interest expense				9,033	8,660	35,334	31,612
Depreciation and amortization				22,489	18,180	81,537	56,522
Management company expenses				4,272	5,152	17,237	13,337
Income tax expense				118	6	261	56
General and administrative expenses				5,154	7,588	16,420	18,805
Acquisition costs				1,300	101	2,791	17,219
Equity in (earnings) loss of unconsolidated joint ventures				-	8	-	(57)
Gain on sale of real estate and recovery of losses on mortgage loan receivable				-	-	(548)	(743)
Impairment loss on mortgage loan receivable				-	-	-	9,235
Impairment loss on real estate				9,200	6,420	9,200	6,420
Impairment loss on management contracts and goodwill				41,967	-	41,967	-
Change in fair value of contingent consideration				-	(1,000)	216	(13,000)
Net loss attributable to noncontrolling interests - real estate partnerships				(1,528)	(991)	(3,317)	(85,105)
Net income (loss) attributable to noncontrolling interests - unit holders				(268)	5	(269)	5
(Income) loss from discontinued operations				85	56,279	(2,454)	194,813
Gain on sale of real estate from discontinued operations				(3,172)	(11,258)	(12,939)	(17,825)
Management company income				(4,782)	(6,906)	(19,778)	(16,896)
Interest and other income				(67)	(90)	(272)	(938)
Net operating income from consolidated office and parking properties				34,799	25,102	125,991	86,557
Net operating income from unconsolidated joint ventures				-	-	9	1,072
Less: Net operating income from non same-store properties				(8,671)	-	(41,922)	(8,076)
Same-store net operating income (SSNOI)				26,128	25,102	84,078	79,553
Less: non-recurring lease termination fee income				(737)	(405)	(3,123)	(1,130)
Recurring SSNOI				$ 25,391	$ 24,697	$ 80,955	$ 78,423

Parkway's share of SSNOI				$ 16,706	$ 15,955	$ 60,859	$ 58,023

Parkway's share of recurring SSNOI				$ 16,176	$ 15,687	$ 58,562	$ 57,176